CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Corgi ETF Trust III and to the use of our report dated April 8, 2026 on the financial statements of the Corgi U.S. Rare Earth & Critical Mineral ETF.

                                                                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 10, 2026